UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2012

Peoples Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-24169	52-2027776
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

P.O. Box 210, 100 Spring Avenue, Chestertown, Maryland 21620

(Address of principal executive offices) (Zip Code)

(410) 778-3500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Peoples Bancorp, Inc. (the “Company”) held on May 23, 2012, the stockholders voted on (i) the election of 12 director nominees (Proposal 1), (ii) the approval of an amendment to the Company’s By-Laws (Proposal 2), and (iii) the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2012 (Proposal 3). These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below:

Proposal 1 - To elect 12 individuals to serve as directors until the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

Director Nominee	For	Withheld	Abstain	Broker Non-Votes
E. Jean Anthony	504,139	2,860	949	30,050
Robert W. Clark, Jr.	506,899	100	949	30,050
LaMonte E. Cooke	506,789	210	949	30,050
Gary B. Fellows	506,999	0	949	30,050
Herman E. Hill, Jr.	501,391	5,608	949	30,050
Patricia Joan Ozman Horsey	506,089	910	949	30,050
P. Patrick McClary	501,439	5,560	949	30,050
Alexander P. Rasin, III	502,415	4,584	949	30,050
Stefan R. Skipp	506,999	0	949	30,050
Thomas G. Stevenson	506,999	0	949	30,050
Elizabeth A. Strong	506,999	0	949	30,050
William G. Wheatley	506,999	0	949	30,050

Proposal 2 – To approve an amendment to the Company’s By-Laws to clarify Article III relating to the duties of certain officers.

For	Against	Abstain	Broker Non-Votes
525,562	4,352	2,176	5,908

Proposal 3 - To ratify the appointment of Rowles & Company, LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

For	Against	Abstain	Broker Non-Votes
526,696	6,467	1,027	3,808

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP, INC.

Dated: May 24, 2012	By:	/s/ Thomas G. Stevenson
Thomas G. Stevenson
President, CEO and CFO

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